ARHAUS ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

Net Revenue Up with Strong Net Income and Adjusted EBITDA
Robust Demand Comparable Growth in the Second Quarter

BOSTON HEIGHTS, Ohio—August 9, 2023—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights
•Net revenue increased 2.2% to $313 million
•Comparable Growth(1) of (0.8)%
•Net and Comprehensive Income of $40 million
•Adjusted Net Income of $40 million
•Adjusted EBITDA increased 5.5% to $64 million

Year-to-Date 2023 Highlights, through June 30
•Net revenue increased 11.7% to $617 million
•Comparable Growth of 8.9%
•Net and Comprehensive Income of $74 million
•Adjusted Net Income of $75 million
•Adjusted EBITDA increased 29.4% to $119 million

2023 Outlook Updated
•Net revenue of $1,250 million to $1,290 million
•Comparable Growth(1) of (2)% to 1%
•Net and Comprehensive Income of $102.5 million to $112.5 million
•Adjusted EBITDA of $187.5 million to $197.5 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“The second quarter of 2023 marks another quarter of exceptional demand comparable growth(2), up 11.6%. In July, our demand comparable growth was up high-single-digits. We also had another quarter of very strong earnings, despite lower than expected net revenue in the quarter. Net revenue was lower due to delivery delays as we scale our distribution and IT systems in response to the rapid and substantial growth we have experienced over the past few years.

“We continue to execute on our Showroom expansion this year, adding three new Showrooms during the second quarter in Naperville, Illinois, Topanga, California and Grapevine, Texas, and we are very pleased with the strong performance of our new Showrooms. Last week we opened a new Showroom in Peabody, Massachusetts and expect to open six more over the balance of the year.

"With a successful first half of 2023 behind us, we are narrowing our full year 2023 net revenue outlook and increasing our net income and adjusted EBITDA outlook.

“We are also announcing today that Tim Kuckelman, who has served as our Chief Operating Officer since September 2022, left the Company effective August 8, 2023. I would like to thank Tim for his contributions to Arhaus over the past year, and we wish him the best.

“Finally, I am proud to announce that we have committed to make a $10 million donation to The Nature Conservancy to support global forest conservation.”

Second Quarter 2023 Results

Net revenue increased 2.2% to $313 million, compared to $306 million in the second quarter of 2022.

Comparable growth(1) was (0.8)% and demand comparable growth(2) was 11.6% in the second quarter of 2023.

Gross margin increased 5.3% to $140 million, compared to $133 million in the second quarter of 2022, driven primarily by higher net revenue and lower product costs, partially offset by higher fixed Showroom costs and credit card fees related to increased interest rates and demand.

Selling, general and administrative expenses increased 4.1%, to $86 million, compared to $83 million in the second quarter of 2022, primarily driven by increased corporate expense to support the growth of the business and higher selling expense related to new Showrooms and demand, partially offset by lower warehouse expense.

Net and comprehensive income was $40 million compared to $37 million in the second quarter of 2022. This increase was driven by the factors described above. Adjusted net income was $40 million in the second quarter of 2023 compared to $39 million in the second quarter of 2022.

Adjusted EBITDA increased 5.5% to $64 million compared to $60 million in the second quarter of 2022. Adjusted EBITDA as a percent of net revenue improved 70 basis points to 20.4% in the second quarter of 2023, compared to 19.7% in the second quarter of 2022.

The Company ended the quarter with 85 total Showrooms across 29 states.

Balance Sheet and Cash Flow Highlights, as of June 30, 2023

Cash and cash equivalents totaled $177 million, and the Company had no long-term debt at June 30, 2023. Net merchandise inventory increased 2.9% to $295 million, compared to $286 million as of December 31, 2022. Client deposits decreased 4.5% to $193 million.

For the six months ended June 30, 2023, net cash provided by operating activities was $62 million, compared to $41 million for the six months ended June 30, 2022.

For the six months ended June 30, 2023, net cash used in investing activities was $33 million which includes landlord contributions of $9 million and company-funded capital expenditures(3) of $24 million. For the six months ended June 30, 2022, net cash used in investing activities was $20 million, which included landlord contributions of $7 million and company-funded capital expenditures of $13 million.

Outlook
The table below presents our updated expectations for selected full year 2023 financial operating results.

Full Year 2023	Current Guidance	Previous Guidance
Net revenue	$1,250 million to $1,290 million	$1,240 million to $1,300 million
Comparable growth(1)	(2)% to 1%	(4)% to 1%
Net income(4)	$102.5 million to $112.5 million	$95 million to $110 million
Adjusted EBITDA(5)	$187.5 million to $197.5 million	$180 million to $195 million
Other estimates:
Company-funded capital expenditures(3)	$70 million to $80 million	$75 million to $85 million
Fully diluted shares	Unchanged	~141 million
Effective tax rate	Unchanged	~ 26%

In addition to the five new Showrooms opened to date in 2023, the Company plans to open six more this year, with one Showroom opening planned for 2023 delayed into 2024.
________________________
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income.
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, and interest expense. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the second quarter 2023 financial results scheduled for today, August 9, 2023, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13735045.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 85 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “2023 Outlook Updated” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; the COVID-19 pandemic and its effect on our business; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$176,759	$145,181
Restricted cash equivalents	4,604	7,346
Accounts receivable, net	1,746	1,734
Merchandise inventory, net	294,854	286,419
Prepaid and other current assets	43,084	37,371
Total current assets	521,047	478,051
Operating right-of-use assets	309,211	252,055
Financing right-of-use assets	39,979	38,522
Property, furniture and equipment, net	149,515	135,066
Deferred tax asset	11,508	16,841
Goodwill	10,961	10,961
Other noncurrent assets	3,058	296
Total assets	$1,045,279	$931,792

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$55,082	$62,636
Accrued taxes	8,637	12,256
Accrued wages	11,233	20,860
Accrued other expenses	33,857	35,169
Client deposits	193,401	202,587
Current portion of operating lease liabilities	41,483	39,744
Current portion of financing lease liabilities	934	531
Total current liabilities	344,627	373,783
Operating lease liabilities, long-term	352,898	289,871
Financing lease liabilities, long-term	53,863	51,835
Deferred rent and lease incentives	2,112	2,272
Other long-term liabilities	4,215	4,336
Total liabilities	$757,715	$722,097
Commitments and contingencies
Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 52,370,200 issued and 52,345,693 outstanding and 51,437,348 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	52	51
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of June 30, 2023 and December 31, 2022)	87	87
Retained Earnings	94,335	20,053
Additional Paid-in Capital	193,090	189,504
Total Arhaus, Inc. stockholders' equity	287,564	209,695
Total liabilities and stockholders' equity	$1,045,279	$931,792

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Six months ended June 30,		Three months ended June 30,
	2023	2022	2023	2022
Net revenue	$617,467	$552,565	$312,899	$306,265
Cost of goods sold	349,109	321,822	172,779	173,239
Gross margin	268,358	230,743	140,120	133,026
Selling, general and administrative expenses	168,913	157,622	86,131	82,774
Income from operations	99,445	73,121	53,989	50,252
Interest expense (income), net	(651)	2,616	(478)	1,316
Other income	(660)	(475)	(88)	(117)
Income before taxes	100,756	70,980	54,555	49,053
Income tax expense	26,474	18,283	14,372	12,414
Net and comprehensive income	$74,282	$52,697	$40,183	$36,639

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,232,238	137,662,601	139,389,967	137,840,691
Net and comprehensive income per share, basic	$0.53	$0.38	$0.29	$0.27
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,959,943	139,394,055	139,979,928	139,454,109
Net and comprehensive income per share, diluted	$0.53	$0.38	$0.29	$0.26

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)
	Six months ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$74,282	$52,697
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,140	11,995
Amortization of operating lease right-of-use asset	16,080	14,508
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	9,945	5,489
Equity based compensation	3,904	1,389
Deferred tax assets	5,333	4,851
Amortization of cloud computing arrangements	142	—
Amortization and write-off of lease incentives	(160)	(144)
Insurance proceeds	60	—
Changes in operating assets and liabilities
Accounts receivable	(12)	(1,272)
Merchandise inventory	(8,495)	(64,135)
Prepaid and other assets	(6,808)	(5,095)
Other noncurrent liabilities	169	264
Accounts payable	(4,849)	15,197
Accrued expenses	(14,847)	8,728
Operating lease liabilities	(17,903)	(15,401)
Client deposits	(9,186)	12,039
Net cash provided by operating activities	61,795	41,110

Cash flows from investing activities
Purchases of property, furniture and equipment	(32,815)	(20,355)
Insurance proceeds	333	—
Net cash used in investing activities	(32,482)	(20,355)

Cash flows from financing activities
Principal payments under finance leases	(130)	(50)
Repurchase of shares for payment of withholding taxes for equity based compensation	(347)	—
Net cash used in financing activities	(477)	(50)
Net increase (decrease) in cash, cash equivalents and restricted cash equivalents	28,836	20,705

Cash, cash equivalents and restricted cash equivalents
Beginning of period	152,527	130,908
End of period	$181,363	$151,613

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (continued) (Unaudited, amounts in thousands)
	Six months ended June 30,
	2023	2022
Supplemental disclosure of cash flow information
Interest paid in cash	$2,610	$2,155
Interest received in cash	3,172	—
Income taxes paid in cash	21,902	15,342
Noncash operating activities:
Lease incentives	4,945	4,494
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	456	1,673
Noncash financing activities:
Derecognition of build-to-suit assets as a result of ASC 842 adoption	—	(31,017)
Capital contributions	30	43

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted Net Income (Unaudited, amounts in thousands, except share and per share data)

	Six months ended June 30,		Three months ended June 30,
	2023	2022	2023	2022
Net income	$74,282	$52,697	$40,183	$36,639
Adjustments (pre-tax):
Other expenses (1)	437	4,658	—	3,258
Total non-GAAP adjustments pre-tax	437	4,658	—	3,258
Less: Tax effect of adjustments (2)	115	1,202	—	827
Adjusted net income	$74,604	$56,153	$40,183	$39,070

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	139,232,238	137,662,601	139,389,967	137,840,691
Adjusted net income per share, basic	$0.54	$0.41	$0.29	$0.28
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,959,943	139,394,055	139,979,928	139,454,109
Adjusted net income per share, diluted	$0.53	$0.40	$0.29	$0.28

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the six and three months ended June 30, 2022, these expenses consisted largely of $3.1 million and $2.5 million of costs related to the opening and set-up of our Dallas distribution center, respectively.
(2) The Company applied its normalized tax rate of 26.3% and 26.3% to the adjustment for the six and three months ended June 30, 2023, respectively. The Company applied its normalized tax rate of 25.8% and 25.3% to the adjustment for the six and three months ended June 30, 2022, respectively.

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Six months ended June 30,		Three months ended June 30,
	2023	2022	2023	2022
Net income	$74,282	$52,697	$40,183	$36,639
Interest expense (income), net	(651)	2,616	(478)	1,316
Income tax expense	26,474	18,283	14,372	12,414
Depreciation and amortization	14,140	11,995	7,400	6,119
EBITDA	114,245	85,591	61,477	56,488
Equity based compensation	3,904	1,389	2,274	692
Other expenses (1)	437	4,658	—	3,258
Adjusted EBITDA	$118,586	$91,638	$63,751	$60,438

Net revenue	$617,467	$552,565	$312,899	$306,265
Net income as a % of net revenue	12.0%	9.5%	12.8%	12.0%
Adjusted EBITDA as a % of net revenue	19.2%	16.6%	20.4%	19.7%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the six and three months ended June 30, 2022, these expenses consisted largely of $3.1 million and $2.5 million of costs related to the opening and set-up of our Dallas distribution center, respectively.